UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2008

CRC CRYSTAL RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52472	86-0728263
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

4952 East Encanto Street, Mesa, Arizona 85205

 (Address of principal executive offices) (Zip Code)

(480) 452-3301

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By way of a unanimous written resolution of the Director’s of the Registrant, dated and effective as of January 31, 2008, Professor Aleksander G. Ostrogorsky was appointed as a Director of the Registrant to serve until the next annual meeting of Shareholders.

Professor Ostrogorsky is a Professor at the Mechanical, Aerospace and Nuclear Engineering Department, Materials Science and Engineering  Department, Rensselaer Polytechnic Institute, in Troy, New York.  Prof. Ostrogorsky received his B.S. in  Mechanical Engineering from University of Belgrade,  M.S. Nuclear Engineering, Rensselaer Polytechnic Institute and Sc.D. in Mechanical Engineering from  Massachusetts  Institute of Technology, with Minor in Nuclear Engineering.  Prior to joining Rensselaer Polytechnic Institute, he was a Director,  Center for Microgravity and Materials Research (CMMR) and Professor at the Univ. of Alabama in Huntsville, Associate Professor at the Mechanical, Aerospace and Mechanics, Rensselaer Polytechnic Institute and Assistant Professor at the Mechanical Engineering, Columbia University. Prof Ostrogorsky was a Fulbright Fellow at the Rensselaer Polytechnic Institute, Nuclear Engineering Dept in 1980-81, and an Alexander von Humboldt Fellow: Universität Erlangen-Nürnberg, Electronic Materials Lab. In 1991.  Prof. Ostrogorsky is an Associate Editor for the Journal of Crystal Growth, Member of the Executive Committee at the American Association for Crystal Growth (AACG); Fellow of the American Society of Mechanical Engineers (ASME), Associate Fellow at the American Inst. of Aeronautics and Astronautics (AIAA), and member of many other professional organizations.  Prof. Ostrogorsky’s research encompasses heat and mass transfer phenomena occurring in solidification/crystal growth, crystals for gamma ray detectors (semiconductors and scintillators), ternary alloys, and the design of equipment for biomedical research.

Item 8.01 Other Events

On January 22, 2208 the Registrant entered into a consulting agreement with Mirador Consulting Inc. who will act as the Registrant’s investor relations counsel for a one-year period with effect from January 23, 2008.  As compensation for its one-year services, Mirador Consulting, Inc. will be compensated by way of the issuance of 600,000 restricted common shares of the Registrant.

Mirador Consulting, Inc. is a full service corporate consulting firm that specializes in micro-cap and middle market AMEX listed companies, providing nationwide representation to members of the investment community.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	a Copy of the Consulting Agreement between the Registrant and Mirador Consulting, Inc., dated January 22, 2008 and effective as of January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC CRYSTAL RESEARCH CORPORATION

Date: January 31, 2008	By:	/s/ "Kiril A. Pandelisev"
Dr. Kiril A. Pandelisev
Title: President